Exhibit 99.1

Progress Energy announces 2008 second-quarter results;
reaffirms full-year 2008 earnings guidance

Highlights:

♦
Reports second-quarter GAAP earnings of $0.79 per share, compared to a loss of $0.75 per share for the same period last year, primarily due to prior-year losses from the final transactions associated with exiting the merchant energy business

♦
Reports second-quarter ongoing earnings of $0.77 per share, compared to $0.56 per share for the same period last year, reflecting increased wholesale revenues and AFUDC equity, and an increase in net retail rates related to the Hines Energy Complex

♦	Reaffirms 2008 ongoing earnings guidance of $3.05 per share, with a range of 10 cents above and below the target

RALEIGH, N.C. (August 7, 2008) – Progress Energy [NYSE: PGN] announced second-quarter reported GAAP earnings of $205 million, or $0.79 per share, compared with reported GAAP losses of $193 million, or $0.75 per share, for the same period last year. The favorable quarter-over-quarter variance in reported GAAP earnings is primarily due to prior-year losses from the final transactions associated with exiting the merchant energy business. Second-quarter ongoing earnings were $199 million, or $0.77 per share, compared to $142 million, or $0.56 per share, last year. The favorable quarter-over-quarter variance in ongoing earnings is primarily due to increased wholesale revenues and AFUDC equity, and an increase in net retail rates related to the Hines Energy Complex. (See the discussion later in this release for a reconciliation of ongoing earnings per share to reported GAAP earnings per share.)

“Overall, our company performed well operationally and financially during the second quarter,” said Bill Johnson, chairman, president and CEO. “We are continuing to deliver on our strategy to generate solid earnings growth through our two utilities. To help mitigate the effects of weakness in the general economy and lower-than-forecasted customer growth in Florida, we have successfully taken steps to increase wholesale revenues and effectively manage our costs. We are reaffirming our 2008 ongoing earnings guidance of $3.05 per share, with a range of 10 cents above and below that target.”

The 2008 ongoing earnings guidance excludes any impact from CVO mark-to-market adjustment, potential impairments and discontinued operations. Progress Energy is not able to provide a corresponding GAAP equivalent for the 2008 earnings guidance due to the uncertain nature and amount of these adjustments.

See pages 3-5 for detailed second-quarter and year-to-date earnings variance analyses for the Progress Energy Carolinas (PEC), Progress Energy Florida (PEF) and Corporate and Other Businesses segments.

RECENT DEVELOPMENTS

•
Received notice that the Florida Public Service Commission (FPSC) unanimously approved PEF’s need certification petition for two advanced, state-of-the-art nuclear power plant units at a site in Levy County, Florida.

•	Submitted a combined license application with the Nuclear Regulatory Commission for two new reactors at the Levy County, Florida site.
•	Received further evidence of strong policy support for new nuclear and transmission construction in Florida with the legislature’s passage of comprehensive energy legislation.
•
Issued a request for proposals to supply approximately 1,200 MW of generating capacity to PEF beginning in 2013, which will compete with the company’s self-build option consisting of a combined-cycle natural gas unit to be built on company property at its existing Suwannee plant.

•	Received approval from the FPSC to recover half of PEF’s $213 million mid-course fuel cost correction from August to December 2008 and the remaining half in 2009.
•
Received an order from the Federal Energy Regulatory Commission approving an annual increase of approximately $17 million to $19 million in transmission rates for PEC pursuant to the company’s revised Open Access Transmission Tariff filing.

•
Filed a petition with the North Carolina Utilities Commission (NCUC) to terminate Clean Smokestacks Act amortizations in excess of $569.1 million, and instead allow PEC to place into rate base all capital costs associated with its compliance with the Clean Smokestacks Act in excess of $569.1 million.

•	Received notice that the U.S. Court of Appeals for the D.C. Circuit vacated the Environmental Protection Agency’s 2005 Clean Air Interstate Rule.
•	Achieved top-quartile ranking among energy providers in the latest residential customer satisfaction survey from J.D. Power & Associates.
•	Made a number of announcements relating to energy conservation, demand-side management (DSM), and renewable energy:
-
Established a new department, the Efficiency and Innovative Technology Department, to meet growing energy demand and address global climate change through the use of renewable and alternative energy, advanced technologies such as plug-in hybrid vehicles and new energy-efficiency and DSM programs.

-	Filed an application with the NCUC for recovery of PEC’s costs incurred for the adoption and implementation of DSM and energy-efficiency programs in North Carolina.
-	Filed an application with the NCUC for recovery of PEC’s costs associated with compliance with renewable energy portfolio standards in North Carolina.
-	Announced PEC’s power purchase agreement with SAS Institute, Inc. to buy Renewable Energy Certificates and electricity generated by its proposed 1-MW photovoltaic solar electric power farm.
-	Issued second global climate change report, which outlines the company’s initiatives and calls for a national policy to reduce carbon emissions across all sectors of the economy.

Press releases regarding various announcements are available on the company’s Web site at www.progress-energy.com/aboutus/news.

SECOND-QUARTER 2008 BUSINESS HIGHLIGHTS

Below are the second-quarter and year-to-date 2008 earnings variance analyses for the company’s business units. See the reconciliation table on pages 5-6 and pages S-1 and S-2 of the supplemental data for a reconciliation of reported GAAP earnings per share to ongoing earnings per share. Also see the attached supplemental data schedules for additional information on PEC and PEF electric revenues, energy sales, energy supply, weather impacts and other information.

QUARTER-OVER-QUARTER ONGOING EPS VARIANCE ANALYSIS

Progress Energy Carolinas

•	Reported ongoing earnings per share of $0.41, compared with $0.34 for the same period last year; reported GAAP earnings per share of $0.40, compared with $0.34 for the same period last year
•	Reported primary quarter-over-quarter ongoing earnings per share favorability of:
▪	$0.03 growth and usage
▪	$0.03 wholesale revenues primarily due to increased energy rates and sales with a major customer
▪	$0.02 other retail margin related to the expiration of a power buyback agreement and the impact of the comprehensive energy bill implementation
▪	$0.01 AFUDC equity related to an increase in eligible construction projects
▪	$0.01 other
•	Reported primary quarter-over-quarter ongoing earnings per share unfavorability of:
▪	$(0.03) depreciation and amortization primarily associated with the accelerated cost recovery program for nuclear generating assets
•	Added 25,000 customers (net) during the last 12 months

Progress Energy Florida

•	Reported ongoing earnings per share of $0.46, compared with $0.27 for the same period last year; reported GAAP earnings per share of $0.48, compared with $0.27 for the same period last year
•	Reported primary quarter-over-quarter ongoing earnings per share favorability of:
▪	$0.05 wholesale revenues primarily due to two new contracts with one major customer
▪	$0.05 AFUDC equity related to an increase in eligible construction projects
▪	$0.04 weather
▪	$0.04 net retail rate increase related to the Hines Energy Complex
▪	$0.04 other operating expenses primarily due to prior-year disallowed fuel costs and a gain on a land sale in 2008
▪	$0.02 operation and maintenance expense (O&M) primarily due to a favorable sales and use tax audit adjustment
•	Reported primary quarter-over-quarter ongoing earnings per share unfavorability of:
▪	$(0.02) income taxes primarily due to a prior-year benefit related to the closure of certain federal tax years and positions
▪	$(0.01) growth and usage
▪	$(0.02) other
•	Added 2,000 customers (net) during the last 12 months

Corporate and Other Businesses (includes primarily Holding Company Debt)

•
Reported ongoing expenses of $0.10 per share, compared with expenses of $0.05 per share for the same period last year; reported GAAP expenses of $0.11 per share, compared with expenses of $0.07 per share for the same period last year

•	Reported primary quarter-over-quarter ongoing expenses per share favorability of:
▪	$0.03 other primarily due to decreased legal expenses and increased investment gains
•	Reported primary quarter-over-quarter ongoing expenses per share unfavorability of:
▪	$(0.05) income tax expense primarily due to a prior-year benefit from the closure of certain federal tax years and positions related to divested subsidiaries
▪
$(0.03) interest expense primarily due to a prior-year benefit from the closure of certain federal tax years and positions primarily related to divested subsidiaries and a decrease in interest allocated to discontinued operations

YEAR-OVER-YEAR ONGOING EPS VARIANCE ANALYSIS

Progress Energy Carolinas

•	Reported year-to-date ongoing and reported GAAP earnings per share of $0.87, compared with $0.82 for the same period last year
•	Reported primary year-over-year ongoing earnings per share favorability of:
▪	$0.08 other retail margin related to the expiration of a power buyback agreement and the impact of the comprehensive energy bill implementation
▪	$0.06 growth and usage
▪	$0.01 AFUDC equity related to an increase in eligible construction projects
▪	$0.01 other
•	Reported primary year-over-year ongoing earnings per share unfavorability of:
▪	$(0.05) depreciation and amortization primarily associated with the accelerated cost recovery program for nuclear generating assets and higher depreciable base
▪	$(0.02) weather
▪	$(0.02) O&M primarily due to an increase in estimated environmental remediation expenses and increased spending on vegetation management in compliance with federal regulations
▪	$(0.02) changes in income tax estimates

Progress Energy Florida

•
Reported year-to-date ongoing earnings per share of $0.72, compared with $0.51 for the same period last year; reported GAAP earnings per share of $0.74, compared with $0.51 for the same period last year

•	Reported primary year-over-year ongoing earnings per share favorability of:
▪	$0.10 AFUDC equity related to an increase in eligible construction projects
▪	$0.07 wholesale revenues primarily due to two new contracts with one major customer and a contract amendment with another major customer
▪	$0.06 net retail rate increase related to the Hines Energy Complex
▪	$0.04 weather
▪	$0.04 other operating expenses primarily due to prior-year disallowed fuel costs and a gain on a land sale in 2008
•	Reported primary year-over-year ongoing earnings per share unfavorability of:
▪	$(0.03) growth and usage

▪	$(0.03) income taxes primarily due to a prior-year benefit related to the closure of certain federal tax years and positions
▪	$(0.02) depreciation due to higher depreciable base
▪	$(0.02) other

Corporate and Other Businesses (includes primarily Holding Company Debt)

•
Reported year-to-date ongoing expenses of $0.25 per share, compared with expenses of $0.17 per share for the same period last year; reported GAAP expenses of $0.26 per share, compared with expenses of $0.19 per share for the same period last year

•	Reported primary year-over-year ongoing expenses per share favorability of:
▪	$0.04 other primarily due to decreased legal expenses
•	Reported primary year-over-year ongoing expenses per share unfavorability of:
▪	$(0.07) income tax expense primarily due to a prior-year benefit from the closure of certain federal tax years and positions related to divested subsidiaries
▪
$(0.05) interest expense primarily due to a prior-year benefit from the closure of certain federal tax years and positions primarily related to divested subsidiaries and a decrease in interest allocated to discontinued operations

ONGOING EARNINGS ADJUSTMENTS

Progress Energy’s management uses ongoing earnings per share to evaluate the operations of the company and to establish goals for management and employees. Management believes this presentation is appropriate and enables investors to more accurately compare the company’s ongoing financial performance over the periods presented. Ongoing earnings as presented here may not be comparable to similarly titled measures used by other companies. The following table provides a reconciliation of ongoing earnings per share to reported GAAP earnings per share.

Progress Energy, Inc. Reconciliation of Ongoing Earnings per Share to Reported GAAP Earnings per Share
	Three months ended June 30		Six months ended June 30
	2008	2007 *	2008	2007 *
Ongoing earnings per share	$0.77	$0.56	$1.34	$1.15
Tax levelization	0.01	-	0.02	(0.01)
Discontinued operations	0.02	(1.29)	0.25	(0.81)
CVO mark-to-market	(0.01)	(0.02)	(0.01)	(0.01)
Reported GAAP earnings per share	$0.79	$(0.75)	$1.60	$0.32
Shares outstanding (millions)	260	256	259	255

* Previously reported 2007 results have been restated to reflect discontinued operations. See pages S-1 and S-2 of the supplemental data for information regarding 2007’s core and non-core earnings.

Reconciling adjustments from ongoing earnings to GAAP earnings are as follows:

Tax Levelization

Generally accepted accounting principles require companies to apply an effective tax rate to interim periods that is consistent with a company’s estimated annual tax rate. The company projects the effective tax rate for the year and, then, based upon projected operating income for each quarter, raises or lowers the tax expense recorded in that quarter to reflect the projected tax rate. The resulting tax adjustment increased earnings per share by $0.01 for the quarter and had no impact on earnings per share for the same period last year, and has no impact on the company’s annual earnings. Because this adjustment varies by quarter but has no impact on annual earnings, management believes this adjustment is not representative of the company’s ongoing quarterly earnings.

Discontinued Operations

The company has reduced its business risk by exiting nonregulated businesses to focus on the core operations of the utilities. The discontinued operations of these nonregulated businesses increased earnings per share by $0.02 for the quarter and decreased earnings per share by $1.29 for the same period last year. See page S-4 of the supplemental data for further information on the impact of discontinued operations. Due to disposition of these assets, management does not view this activity as representative of the ongoing operations of the company.

Contingent Value Obligation (CVO) Mark-to-Market

In connection with the acquisition of Florida Progress Corporation, Progress Energy issued 98.6 million CVOs. Each CVO represents the right of the holder to receive contingent payments based on after-tax cash flows above certain levels of four synthetic fuels facilities purchased by subsidiaries of Florida Progress Corporation in October 1999. The CVO liability is valued at fair value, and unrealized gains and losses from changes in fair value are recognized in earnings each quarter. The CVO mark-to-market decreased earnings per share by $0.01 for the quarter and decreased earnings per share by $0.02 for the same period last year. Progress Energy is unable to predict the changes in the fair value of the CVOs, and management does not consider the adjustment to be a component of ongoing earnings.

* * * *

This earnings announcement, as well as a package of detailed financial information, is available on the company’s Web site at www.progress-energy.com. Additionally, the slides accompanying the presentation may be downloaded beginning at 9:30 a.m. ET today at www.progress-energy.com/webcast.

Progress Energy’s conference call with the investment community will be held August 7, 2008, at
10 a.m. ET (7 a.m. PT). Investors, media and the public may listen to the conference call by dialing 913-312-0691, confirmation code 1644230. If you encounter problems, please contact Investor Relations at 919-546-6057. A playback of the call will be available from 1 p.m. ET August 7 through midnight August 21. To listen to the recorded call, dial 719-457-0820 and enter confirmation code 1644230.

A webcast of the live conference call will be available at www.progress-energy.com/webcast. The webcast will be available in Windows Media format. The webcast will be archived on the site for at least 30 days following the call for those unable to listen in real time.

Progress Energy, headquartered in Raleigh, N.C., is a Fortune 250 energy company with more than 21,000 megawatts of generation capacity and $9 billion in annual revenues. The company is observing its 100th anniversary in 2008. Progress Energy includes two major utilities that serve 3.1 million customers in the Carolinas and Florida. The company is the 2006 recipient of the Edison Electric Institute's Edison Award, the industry's highest honor, in recognition of its operational excellence. The company also is the first utility to receive the prestigious J.D. Power and Associates Founder's Award for customer service. Progress Energy serves two growing areas of the country, and the company is pursuing a balanced strategy for a secure energy future. That balance includes aggressive energy-efficiency programs, investments in renewable energy technologies and a state-of-the-art electricity system. For more information about Progress Energy, visit the company’s Web site at www.progress-energy.com.

Caution Regarding Forward-Looking Information:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed in this document involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex laws and regulations, including those relating to the environment and the Energy Policy Act of 2005; the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks; the financial resources and capital needed to comply with environmental laws and renewable energy portfolio standards and our ability to recover related eligible costs under cost-recovery clauses or base rates; our ability to meet current and future renewable energy requirements; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the impact on our facilities and businesses from a terrorist attack; weather and drought conditions that directly influence the production, delivery and demand for electricity; recurring seasonal fluctuations in demand for electricity; the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process; economic fluctuations and the corresponding impact on our customers, including downturns in the housing and consumer credit markets; fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process; our ability to control costs, including O&M and large construction projects; the ability of our subsidiaries to pay upstream dividends or distributions to Progress Energy; the ability to successfully access capital markets on favorable terms; the impact that increases in leverage may have on us; our ability to maintain our current credit ratings and the impact on our financial condition and ability to meet our cash and other financial obligations in the event our credit ratings are downgraded; our ability to fully utilize tax credits generated from the previous production and sale of qualifying synthetic fuels under Internal Revenue Code Section 29/45K; the investment performance of our nuclear decommissioning trust funds and the assets of our pension and benefit plans; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact our nonreporting subsidiaries. These and other risk factors are detailed from time to time in our filings with the United States Securities and Exchange Commission. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the effect of each such factor on us.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

# # #

Contacts:                                Corporate Communications – (919) 546-6189 or toll-free (877) 641-NEWS (6397)

PROGRESS ENERGY, INC.
UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
June 30, 2008

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS of INCOME
	Three months ended June 30,		Six months ended June 30,
(in millions except per share data)	2008	2007	2008	2007
Operating revenues	$2,244	$2,129	$4,310	$4,201
Operating expenses
Fuel used in electric generation	696	716	1,393	1,452
Purchased power	330	283	562	504
Operation and maintenance	488	461	931	881
Depreciation and amortization	208	223	414	442
Taxes other than on income	125	125	246	249
Other	(9)	20	(7)	21
Total operating expenses	1,838	1,828	3,539	3,549
Operating income	406	301	771	652
Other income (expense)
Interest income	5	6	12	14
Allowance for equity funds used during construction	27	10	50	20
Other, net	3	(2)	(2)	(1)
Total other income, net	35	14	60	33
Interest charges
Interest charges	154	139	315	284
Allowance for borrowed funds used during construction	(8)	(4)	(16)	(7)
Total interest charges, net	146	135	299	277
Income from continuing operations before income tax and minority interest	295	180	532	408
Income tax expense	95	41	179	113
Income from continuing operations before minority interest	200	139	353	295
Minority interest in subsidiaries’ income, net of tax	–	(1)	(4)	(8)
Income from continuing operations	200	138	349	287
Discontinued operations, net of tax	5	(331)	65	(205)
Net income (loss)	$205	$(193)	$414	$82
Average common shares outstanding – basic	260	256	259	255
Basic earnings per common share
Income from continuing operations	$0.77	$0.54	$1.35	$1.13
Discontinued operations, net of tax	0.02	(1.29)	0.25	(0.81)
Net income (loss)	$0.79	$(0.75)	$1.60	$0.32
Diluted earnings per common share
Income from continuing operations	$0.77	$0.54	$1.34	$1.12
Discontinued operations, net of tax	0.02	(1.29)	0.25	(0.80)
Net income (loss)	$0.79	$(0.75)	$1.59	$0.32
Dividends declared per common share	$0.615	$0.610	$1.230	$1.220

This financial information should be read in conjunction with the Company’s Annual Report to shareholders.  These statements have been prepared for the purpose of providing information concerning the Company and not in connection with any sale, offer for sale, or solicitation of an offer to buy any securities.

PROGRESS ENERGY, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)	June 30, 2008	December 31, 2007
ASSETS
Utility plant
Utility plant in service	$25,880	$25,327
Accumulated depreciation	(11,102)	(10,895)
Utility plant in service, net	14,778	14,432
Held for future use	37	37
Construction work in progress	2,297	1,765
Nuclear fuel, net of amortization	389	371
Total utility plant, net	17,501	16,605
Current assets
Cash and cash equivalents	1,423	255
Receivables, net	934	1,167
Inventory	1,123	994
Deferred fuel cost	295	154
Derivative assets	520	85
Assets to be divested	–	52
Prepayments and other current assets	187	122
Total current assets	4,482	2,829
Deferred debits and other assets
Regulatory assets	854	946
Nuclear decommissioning trust funds	1,302	1,384
Miscellaneous other property and investments	464	448
Goodwill	3,655	3,655
Derivative assets	617	119
Other assets and deferred debits	417	379
Total deferred debits and other assets	7,309	6,931
Total assets	$29,292	$26,365
CAPITALIZATION AND LIABILITIES
Common stock equity
Common stock without par value, 500 million shares authorized, 261 million and 260 million shares issued and outstanding, respectively	$6,102	$6,028
Unearned ESOP shares (1 million and 2 million shares, respectively)	(25)	(37)
Accumulated other comprehensive loss	(28)	(34)
Retained earnings	2,558	2,465
Total common stock equity	8,607	8,422
Preferred stock of subsidiaries – not subject to mandatory redemption	93	93
Minority interest	6	84
Long-term debt, affiliate	271	271
Long-term debt, net	9,886	8,466
Total capitalization	18,863	17,336
Current liabilities
Current portion of long-term debt	850	877
Short-term debt	343	201
Accounts payable	1,078	819
Interest accrued	162	173
Dividends declared	161	160
Customer deposits	268	255
Regulatory liabilities	17	173
Derivative collateral liabilities	420	108
Liabilities to be divested	–	8
Other current liabilities	568	528
Total current liabilities	3,867	3,302
Deferred credits and other liabilities
Noncurrent income tax liabilities	252	361
Accumulated deferred investment tax credits	133	139
Regulatory liabilities	3,500	2,554
Asset retirement obligations	1,417	1,378
Accrued pension and other benefits	759	763
Capital lease obligations	236	239
Other liabilities and deferred credits	265	293
Total deferred credits and other liabilities	6,562	5,727
Commitments and contingencies
Total capitalization and liabilities	$29,292	$26,365

PROGRESS ENERGY, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS of CASH FLOWS
(in millions)
Six months ended June 30	2008	2007
Operating activities
Net income	$414	$82
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	467	504
Deferred income taxes and investment tax credits, net	98	132
Deferred fuel (credit) cost	(166)	83
Deferred income	–	(64)
Allowance for equity funds used during construction	(50)	(20)
Other adjustments to net income	(9)	85
Cash provided (used) by changes in operating assets and liabilities
Receivables	224	13
Inventory	(116)	(56)
Prepayments and other current assets	(28)	(58)
Income taxes, net	(60)	(508)
Accounts payable	293	24
Derivative collateral liabilities	312	(89)
Other current liabilities	10	202
Other assets and deferred debits	(33)	(127)
Other liabilities and deferred credits	1	(26)
Net cash provided by operating activities	1,357	177
Investing activities
Gross property additions	(1,260)	(899)
Nuclear fuel additions	(43)	(97)
Proceeds from sales of discontinued operations and other assets, net of cash divested	64	646
Purchases of available-for-sale securities and other investments	(836)	(382)
Proceeds from sales of available-for-sale securities and other investments	816	433
Other investing activities	(15)	(8)
Net cash used by investing activities	(1,274)	(307)
Financing activities
Issuance of common stock	42	122
Dividends paid on common stock	(320)	(311)
Payments of short-term debt with original maturities greater than 90 days	(176)	–
Net increase in short-term debt	318	169
Proceeds from issuance of long-term debt, net	1,798	–
Retirement of long-term debt	(427)	(2)
Cash distributions to minority interests of consolidated subsidiaries	(85)	(10)
Other financing activities	(65)	(17)
Net cash provided (used) by financing activities	1,085	(49)
Net increase (decrease) in cash and cash equivalents	1,168	(179)
Cash and cash equivalents at beginning of period	255	265
Cash and cash equivalents at end of period	$1,423	$86

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-1
Unaudited
Earnings Variances
Second Quarter 2008 vs. 2007

	Regulated Utilities		Corporate
($ per share)	Carolinas	Florida	and Other Businesses	Core Business		Non-Core Businesses		Consolidated

2007 GAAP earnings	0.34	0.27	(0.07)	0.54		(1.29)		(0.75)
Tax levelization				-	A			-
Discontinued operations				-		1.29	B	1.29
CVO mark-to-market			0.02	0.02	C			0.02
2007 ongoing earnings	0.34	0.27	(0.05)	0.56		-		0.56

Weather - retail		0.04		0.04				0.04

Other retail - growth and usage	0.03	(0.01)		0.02				0.02

Net retail rates		0.04		0.04	D			0.04

Other retail margin	0.02	0.01		0.03	E			0.03

Wholesale	0.03	0.05		0.08	F			0.08

O&M	(0.01)	0.02		0.01	G			0.01

Other operating	0.01	0.04		0.05	H			0.05

Other	0.01	(0.02)	0.03	0.02	I			0.02

AFUDC equity	0.01	0.05		0.06	J			0.06

Depreciation & amortization	(0.03)	(0.01)		(0.04)	K			(0.04)

Interest charges		0.01	(0.03)	(0.02)	L			(0.02)

Income taxes	0.01	(0.02)	(0.05)	(0.06)	M			(0.06)

Share dilution	(0.01)	(0.01)		(0.02)				(0.02)

2008 ongoing earnings	0.41	0.46	(0.10)	0.77		-		0.77
Tax levelization	(0.01)	0.02		0.01	A			0.01
Discontinued operations				-		0.02	B	0.02
CVO mark-to-market			(0.01)	(0.01)	C			(0.01)
2008 GAAP earnings	0.40	0.48	(0.11)	0.77		0.02		0.79

Corporate and Other Businesses includes small subsidiaries, Holding Company interest expense, CVO mark-to-market, tax levelization, purchase accounting transaction and corporate eliminations. Ongoing losses of Non-Core Businesses are included in the Corporate and Other segment for GAAP reporting purposes.

A -
Tax levelization impact, related to cyclical nature of energy demand/earnings and various permanent items of income or deduction.  Intraperiod tax allocation of $0.13 related to synthetic fuels tax credits for 2007 has been reclassified to discontinued operations.

B -	Discontinued operations primarily consists of 1) Terminals operations and Synthetic Fuels businesses 2) CCO operations and 3) Coal Mining businesses.
C -	Corporate and Other - Impact of change in fair value of outstanding CVOs.
D -	Florida - Favorable primarily due to the net retail rate increase related to the Hines Energy Complex.
E -	Carolinas - Favorable primarily due to the expiration of a power buyback agreement with North Carolina Eastern Municipal Power Agency and the impact of the comprehensive energy bill implementation.
F -	Carolinas - Favorable primarily due to increased energy rates and sales with a major customer.
Florida - Favorable primarily due to two new contracts with one major customer.
G -	Florida - Favorable primarily due to a sales and use tax audit adjustment.
H -	Florida - Favorable primarily due to the disallowance of fuel costs in 2007 and a gain on a land sale in 2008.
I -	Corporate and Other - Favorable primarily due to decreased legal expenses and increased investment gains.
J -	Florida - Favorable primarily due to AFUDC equity related to costs associated with eligible construction projects.
K -
Carolinas - Unfavorable primarily due to additional depreciation expense associated with PEC's accelerated cost recovery program for nuclear generating assets, partially offset by lower Clean Smokestacks amortization.

L -
Corporate and Other - Unfavorable primarily due to a prior-year benefit from the closure of certain federal tax years and positions primarily related to divested subsidiaries and a decrease in interest allocated to discontinued operations.

M -	Florida - Unfavorable primarily due to a prior-year benefit from the closure of certain federal tax years and positions.
Corporate and Other - Unfavorable primarily due to a prior-year benefit related to the closure of certain federal tax years and positions related to divested subsidiaries.

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-2
Unaudited
Earnings Variances
Year-to-Date June 30, 2008 vs. 2007

	Regulated Utilities		Corporate
($ per share)	Carolinas	Florida	and Other Businesses	Core Business		Non-Core Businesses		Consolidated

2007 GAAP earnings	0.82	0.51	(0.19)	1.14		(0.82)		0.32
Tax levelization			0.01	0.01	A			0.01
Discontinued operations				-		0.81	B	0.81
CVO mark-to-market			0.01	0.01	C			0.01
2007 ongoing earnings	0.82	0.51	(0.17)	1.16		(0.01)		1.15

Weather - retail	(0.02)	0.04		0.02				0.02

Other retail - growth and usage	0.06	(0.03)		0.03				0.03

Net retail rates		0.06		0.06	D			0.06

Other retail margin	0.08			0.08	E			0.08

Wholesale		0.07		0.07	F			0.07

O&M	(0.02)	0.01		(0.01)	G			(0.01)

Other operating	0.01	0.04		0.05	H			0.05

Other		(0.01)	0.04	0.03	I	0.01	I	0.04

AFUDC equity	0.01	0.10		0.11	J			0.11

Depreciation & amortization	(0.05)	(0.02)		(0.07)	K			(0.07)

Interest charges	0.01	(0.01)	(0.05)	(0.05)	L			(0.05)

Income taxes	(0.02)	(0.03)	(0.07)	(0.12)	M			(0.12)

Share dilution	(0.01)	(0.01)		(0.02)				(0.02)

2008 ongoing earnings	0.87	0.72	(0.25)	1.34		-		1.34
Tax levelization		0.02		0.02	A			0.02
Discontinued operations				-		0.25	B	0.25
CVO mark-to-market			(0.01)	(0.01)	C			(0.01)
2008 GAAP earnings	0.87	0.74	(0.26)	1.35		0.25		1.60

Corporate and Other Businesses includes small subsidiaries, Holding Company interest expense, CVO mark-to-market, tax levelization, purchase accounting transaction and corporate eliminations. Ongoing losses of Non-Core Businesses are included in the Corporate and Other segment for GAAP reporting purposes.

A -
Tax levelization impact, related to cyclical nature of energy demand/earnings and various permanent items of income or deduction.  Intraperiod tax allocation of $0.09 related to synthetic fuels tax credits for 2007 has been reclassified to discontinued operations.

B -	Discontinued operations consists primarily of 1) Terminals operations and Synthetic Fuels businesses 2) CCO operations and 3) Coal Mining businesses.
C -	Corporate and Other - Impact of change in fair value of outstanding CVOs.
D -	Florida - Favorable primarily due to the net retail rate increase related to the Hines Energy Complex.
E -	Carolinas - Favorable primarily due to the expiration of a power buyback agreement with North Carolina Eastern Municipal Power Agency and the impact of the comprehensive energy bill implementation.
F -	Florida - Favorable primarily due to two new contracts with one major customer and a contract amendment with another major customer.
G -	Carolinas - Unfavorable primarily due to an increase in estimated environmental remediation expenses and increased spending on vegetation management in compliance with federal regulations.
H -	Florida - Favorable primarily due to the disallowance of fuel costs in 2007 and a gain on a land sale in 2008.
I -	Corporate and Other - Favorable primarily due to decreased legal expenses.
Non-Core Businesses - Favorable primarily due to decreased indirect corporate overhead due to divestitures completed in 2007.
J -	Florida - Favorable primarily due to AFUDC equity related to costs associated with eligible construction projects.
K -
Carolinas - Unfavorable primarily due to additional depreciation expense associated with PEC's accelerated cost recovery program for nuclear generating assets and the impact of depreciable asset base increases, partially offset by lower Clean Smokestacks amortization.

Florida - Unfavorable primarily due to the impact of depreciable asset base increases.
L -
Corporate and Other - Unfavorable primarily due to a prior-year benefit from the closure of certain federal tax years and positions primarily related to divested subsidiaries and a decrease in interest allocated to discontinued operations.

M -	Carolinas - Unfavorable primarily due to changes in tax estimates.
Florida - Unfavorable primarily due to a prior-year benefit related to the closure of certain federal tax years and positions.
Corporate and Other - Unfavorable primarily due to a prior-year benefit from the closure of certain federal tax years and positions related to divested subsidiaries.

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-3
Unaudited - Data is not weather-adjusted
	Utility Statistics

	Three Months Ended			Three Months Ended			Percentage Change
	June 30, 2008			June 30, 2007			From June 30, 2007
Operating Revenues (in millions)	Carolinas	Florida	Total Progress Energy	Carolinas	Florida	Total Progress Energy	Carolinas		Florida
Retail
Residential	$334	$553	$887	$327	$533	$860	2.1%		3.8%
Commercial	269	281	550	261	281	542	3.1		-
Industrial	187	80	267	174	78	252	7.5		2.6
Governmental	23	70	93	22	74	96	4.5		(5.4)
Total Retail	813	984	1,797	784	966	1,750	3.7		1.9
Wholesale	189	141	330	158	102	260	19.6		38.2
Unbilled	24	27	51	28	19	47	-		-
Miscellaneous revenue	22	42	64	26	42	68	(15.4)		-
Total Electric	$1,048	$1,194	$2,242	$996	$1,129	$2,125	5.2%		5.8%

Energy Sales (millions of kWh)
Retail
Residential	3,586	4,755	8,341	3,575	4,502	8,077	0.3%		5.6%
Commercial	3,384	3,069	6,453	3,347	2,947	6,294	1.1		4.1
Industrial	3,122	1,009	4,131	2,986	938	3,924	4.6		7.6
Governmental	335	800	1,135	332	811	1,143	0.9		(1.4)
Total Retail	10,427	9,633	20,060	10,240	9,198	19,438	1.8		4.7
Wholesale	3,441	1,930	5,371	3,166	1,447	4,613	8.7		33.4
Unbilled	245	715	960	403	751	1,154	-		-
Total Electric	14,113	12,278	26,391	13,809	11,396	25,205	2.2%		7.7%

Energy Supply (millions of kWh)
Generated - steam	7,036	5,146	12,182	7,127	4,887	12,014
nuclear	6,093	1,703	7,796	5,457	1,715	7,172
combustion turbines/combined cycle	503	3,276	3,779	769	2,729	3,498
hydro	114	-	114	107	-	107
Purchased	917	2,750	3,667	822	2,718	3,540
Total Energy Supply (Company Share)	14,663	12,875	27,538	14,282	12,049	26,331

Impact of Weather to Normal on Retail Sales
Heating Degree Days - Actual	211	22		269	29		(21.6	) %	(24.1	) %
- Normal	227	26		240	25
Cooling Degree Days - Actual	573	977		525	854		9.1%		14.4%
- Normal	538	928		521	930
Impact of retail weather to normal on EPS	$0.01	$0.01	$0.02	$0.01	$(0.02)	$(0.01)

	Six Months Ended			Six Months Ended			Percentage Change
	June 30, 2008			June 30, 2007			From June 30, 2007
Operating Revenues (in millions)	Carolinas	Florida	Total Progress Energy	Carolinas	Florida	Total Progress Energy	Carolinas		Florida
Retail
Residential	$760	$1,016	$1,776	$751	$1,025	$1,776	1.2%		(0.9	) %
Commercial	531	524	1,055	515	528	1,043	3.1		(0.8)
Industrial	355	148	503	339	152	491	4.7		(2.6)
Governmental	46	137	183	44	141	185	4.5		(2.8)
Total Retail	1,692	1,825	3,517	1,649	1,846	3,495	2.6		(1.1)
Wholesale	370	245	615	352	181	533	5.1		35.4
Unbilled	7	33	40	3	27	30	-		-
Miscellaneous revenue	46	87	133	49	86	135	(6.1)		1.2
Total Electric	$2,115	$2,190	$4,305	$2,053	$2,140	$4,193	3.0%		2.3%

Energy Sales (millions of kWh)
Retail
Residential	8,264	8,760	17,024	8,316	8,657	16,973	(0.6	) %	1.2%
Commercial	6,662	5,729	12,391	6,591	5,570	12,161	1.1		2.9
Industrial	5,894	1,874	7,768	5,807	1,833	7,640	1.5		2.2
Governmental	668	1,567	2,235	659	1,560	2,219	1.4		0.4
Total Retail	21,488	17,930	39,418	21,373	17,620	38,993	0.5		1.8
Wholesale	7,213	3,320	10,533	7,122	2,617	9,739	1.3		26.9
Unbilled	4	935	939	60	941	1,001	-		-
Total Electric	28,705	22,185	50,890	28,555	21,178	49,733	0.5%		4.8%

Energy Supply (millions of kWh)
Generated - steam	14,581	9,869	24,450	14,699	9,451	24,150
nuclear	12,418	3,031	15,449	11,582	3,347	14,929
combustion turbines/combined cycle	951	5,569	6,520	1,245	4,516	5,761
hydro	287	-	287	320	-	320
Purchased	1,633	4,901	6,534	1,734	5,033	6,767
Total Energy Supply (Company Share)	29,870	23,370	53,240	29,580	22,347	51,927

Impact of Weather to Normal on Retail Sales
Heating Degree Days - Actual	1,775	286		1,848	322		(4.0	) %	(11.2	) %
- Normal	1,880	386		1,876	385
Cooling Degree Days - Actual	582	1,185		554	1,066		5.1%		11.2%
- Normal	550	1,137		533	1,137
Impact of retail weather to normal on EPS	$(0.02)	$(0.02)	$(0.04)	$0.00	$(0.06)	$(0.06)

Progress Energy, Inc.
SUPPLEMENTAL DATA - Page S-4
Unaudited

Adjusted O&M Reconciliation (A)
	Six months ended
(in millions)	June 30, 2008	June 30, 2007	Growth
Reported GAAP O&M	$931	$881	5.7%
Adjustments
Carolinas
O&M recoverable through clauses	(12)	(1)
Timing of nuclear outages (B)	-	(28)
Estimated environmental remediation expenses	(4)	1
Florida
Storm damage reserve	(55)	-
Energy conservation cost recovery clause (ECCR)	(32)	(31)
Environmental cost recovery clause (ECRC)	(14)	(22)
Sales and use tax audit adjustments	5	(4)
Adjusted O&M	$819	$796	2.9%

A - Adjusted O&M excludes certain expenses that are recovered through cost-recovery clauses which have no material impact on earnings, as well as certain non-recurring items. As discussed in note B, it also reflects adjustments related to nuclear plant outages, which can fall disproportionately in one particular calendar year.  Management believes this presentation is  appropriate and enables investors to more accurately compare the company's O&M expense over the periods presented.  Adjusted O&M as presented here may not be comparable to similarly titled measures used by other companies.  The preceding table provides a reconciliation of reported GAAP O&M to Adjusted O&M.

B - Nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, repairs and certain other modifications. PEC experienced one nuclear outage during the six months ended June 30, 2008, compared to two nuclear outages during the six months ended June 30, 2007. Therefore, the average expense for one outage has been excluded from the six months ended June 30, 2007 in order to more accurately compare the company's O&M expense over the periods presented.

Impact of Discontinued Operations
	Six months ended
(Basic earnings per share)	June 30, 2008	June 30, 2007
CCO Operations	$(0.01)	$(1.02)
Coal Mining Operations	0.01	(0.03)
Rail	0.01	-
Terminals and Synthetic Fuels	0.24	0.24
Total Discontinued Operations	$0.25	$(0.81)

Financial Statistics
	June 30, 2008	June 30, 2007
Return on average common stock equity (12 months ended)	9.9%	7.9%
Book value per common share	$33.10	$32.11
Capitalization
Common stock equity	42.9%	46.5%
Preferred stock of subsidiary and minority interest	0.5%	0.7%
Total debt	56.6%	52.8%
Total Capitalization	100.0%	100.0%